UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 24, 2011
(Date of earliest event reported)\

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

 (208) 664-4859
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On February 24, 2011, the Registrant entered into a placement agency agreement, dated effective February 16, 2011 (the “Placement Agency Agreement”), between the Registrant and Sutter Securities Incorporated (the “Placement Agent”).  Pursuant to the Placement Agency Agreement, the Placement Agent has agreed to use “reasonable best efforts” to serve as placement agent for the Registrant in connection with a proposed placement of registered securities of the Registrant (the “Placement”), consisting of shares of common stock of the Registrant (“Common Shares”).  The Placement is to occur within the United States.  As consideration for acting as placement agent to the Registrant, the Placement Agent will receive a cash fee equal to 7% of the aggregate gross proceeds raised in the Placement.  The Registrant has also agreed to reimburse the Placement Agent its expenses up to a maximum of 1% of the aggregate gross proceeds raised in the Placement, but in no event to exceed $10,000.  Such reimbursement is payable immediately upon closing, but only in the event of closing, the Placement.  The Registrant has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Placement Agency Agreement. The Registrant has also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.  The foregoing description of the material terms of the Placement Agency Agreement is qualified in its entirety by the full terms and conditions of the Placement Agency Agreement, which is attached hereto as Exhibit 1.1, are is hereby incorporated by reference.

On February 25, 2011, the Registrant entered into securities purchase agreements (“Securities Purchase Agreements”) to sell 5,263,158 Common Shares of the Registrant at US$0.95 per share, for expected gross proceeds of approximately US$5 million, pursuant to a registered direct offering to institutional investors in the United States.  Pursuant to the form of Securities Purchase Agreement, the Registrant has agreed to issue and the purchasers have agreed to purchase, that number of Common Shares set forth in each agreement, subject to customary closing conditions, including but not limited to, the continued accuracy of the Registrant’s representations and warranties set forth in the Securities Purchase Agreement, the approval of the NYSE Amex and TSX Venture Exchange, and delivery at closing of certain legal opinions and officer certificates.  Under the Securities Purchase Agreement, the Registrant has also agreed that from the date thereof until 60 days after the closing date, neither the Registrant nor any of its subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or securities exercisable for or convertible into Common Shares. The Registrant has agreed to indemnify the purchasers for certain liabilities arising from the Securities Purchase Agreement and matters related to the offering and purchase of the Common Shares thereunder. The foregoing description of the material terms of the Securities Purchase Agreement is qualified in its entirety by the full terms and conditions of the Securities Purchase Agreement, which is attached hereto as Exhibit 4.1, are is hereby incorporated by reference.

Item 7.01   Regulation FD Disclosure.

On February 28, 2011, Timberline Resources Corporation (the “Company”) issued a press release entitled “Timberline Announces US$5 Million Offering of Common Stock”.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description
1.1*	Placement Agency Agreement
4.1*	Form Securities Purchase Agreement
5.1*	Opinion of Dorsey & Whitney LLP
99.1**	Press Release of Timberline Resources Corporation dated February 28, 2011

* - These exhibits are hereby incorporated by reference as exhibits into the Registrant’s Form S-3registration statement (333-162631).

** - Furnished to, not filed with, the Commission pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

	By:	/s/ Randal Hardy
Date: February 28, 2011		Randal Hardy Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Placement Agency Agreement
4.1*	Form Securities Purchase Agreement
5.1*	Opinion of Dorsey & Whitney LLP
99.1**	Press Release of Timberline Resources Corporation dated February 28, 2011

* - These exhibits are hereby incorporated by reference as exhibits into the Registrant’s Form S-3 registration statement (333-162631).

** - Furnished to, not filed with, the Commission pursuant to Item 7.01 above.